UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: December 21, 2011
(Date of earliest event reported)

E MED HOLDING, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	033-55254-36 --------------------------------	87-0485314 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Corporate Drive, Suite 234
Shelton, CT 06484
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(Address of principal executive offices) (Zip Code)

(203) 222-9333
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01                      Other Events.

On December 21, 2011 the Registrant entered into an agreement with Standard Registrar & Transfer Company Inc., located at 12528 South 1840 East, Draper, Utah 84020 ('Standard") to be the Registrant’s new transfer agent replacing National Stock Transfer, Inc. of Salt Lake City, Utah (“National”).

The agreement was signed with Standard because National was longer operating as a transfer agent as a result of unrelated problems National had with its creditors and with the U.S. Securities and Exchange Commission (“SEC”) in  Securities and Exchange Commission v. National Stock Transfer, Inc., Kay Berenson-Galster and Roger Greer, Case No. 2:11-CV-00798 (USDC Utah) where the SEC obtained a temporary restraining order and other relief against National in a civil injunctive action in the United States District Court for the District of Utah.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

E MED FUTURE, INC.
(Registrant)

Date: April 16, 2012	By: /s/ DONALD SULLIVAN
Donald Sullivan
President and
Chairman of the Board
(Duly Authorized Officer)